UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2012

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

    On May 7, 2012, Penn National Gaming, Inc. (“Penn”) entered into that certain Equity Interest Purchase Agreement (the “Purchase Agreement”) with Caesars Entertainment Operating Company, Inc. (“CEOC”), Harrah’s Maryland Heights Operating Company (“HMHO”), Players Maryland Heights Nevada, LLC (together with CEOC and HMHO, the “Selling Subsidiaries”), Caesars Entertainment Corporation (“CEC”), and Harrah’s Maryland Heights, LLC, owner of the Harrah’s St. Louis casino (“HMH”). Each of the Selling Subsidiaries and HMH are wholly-owned subsidiaries of CEC.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, Penn will purchase from the Selling Subsidiaries all of the equity interests of HMH for a purchase price of $610.0 million, subject to adjustments at closing based on the amount of working capital and certain other operational balances. The transaction will be funded through an add-on to Penn’s existing Senior Secured Credit Facility.  The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Purchase Agreement may be terminated under certain circumstances, including by either party if the consummation of the transaction has not occurred by the outside date, November 7, 2012 (subject to extension by three two-month extensions, for a total extension of six months, at the election of Penn or CEC).  The transaction is expected to close in the second half of 2012.

At the time of the execution of the Purchase Agreement, Penn deposited $9.15 million (the “Deposit”) into an escrow account, which amount shall be released to the Selling Subsidiaries at the closing and credited toward the purchase price.  Penn is required to increase the Deposit by $9.15 million for each two-month extension of the outside date, unless Penn has taken certain actions to cause a delay in the transaction, in which case Penn may be required to increase the Deposit by $23.363 million for each two-month extension.  The Deposit is non-refundable under certain circumstances, including termination of the Purchase Agreement for failure of the parties to consummate the sale by the outside date, as extended.  Further, if the transaction fails to occur because Penn has taken certain actions that have resulted in the failure to obtain necessary regulatory approvals, then under certain circumstances Penn may be required to make a make-whole payment to the Selling Subsidiaries if the price for which HMH or its assets are subsequently sold, plus the amount of the Deposit previously forfeited to the Selling Subsidiaries, is less than the purchase price under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants and indemnifications by Penn, CEC, HMH and the Selling Subsidiaries.

On May 7, 2012, Penn issued a press release announcing the execution of the Purchase Agreement. A copy of this press release is included as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

(d)          Exhibits.

99.1        Press Release, dated May 7, 2012, Announcing Execution of Purchase Agreement.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 9, 2012                                               PENN NATIONAL GAMING, INC.

By:  /s/ Robert Ippolito
Name:  Robert Ippolito
Title:    Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 7, 2012.